EXHIBIT 2.3

                      AGREEMENT AND PLAN OF REORGANIZATION

                            DATED AS OF JUNE 13, 1996

                                  BY AND AMONG

                      AMERICAN RESIDENTIAL SERVICES, INC.,

                                 ARS ATLAS INC.,

                              ATLAS SERVICES, INC.

                                       AND

              THE STOCKHOLDERS AND OTHER STOCKHOLDERS NAMED HEREIN

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                                TABLE OF CONTENTS

                                                                            PAGE

ARTICLE I             DEFINITIONS..............................................1

ARTICLE II            THE MERGER AND RELATED MATTERS...........................5
         Section 2.01.  Certificate of Merger..................................5
         Section 2.02.  The Effective Time.....................................5
         Section 2.03.  Certain Effects of the Merger..........................5
         Section 2.04.  Effect of the Merger on Capital Stock..................6
         Section 2.05.  Delivery, Exchange and Payment.........................7
         Section 2.06.  Fractional Shares......................................8

ARTICLE III           REPRESENTATIONS AND WARRANTIES OF EACH STOCKHOLDER
                      AND OTHER STOCKHOLDERS...................................9
         Section 3.01.  By Each Stockholder....................................9

ARTICLE IV            REPRESENTATIONS AND WARRANTIES
                      OF THE COMPANY AND THE STOCKHOLDERS.....................10
         Section 4.01.  By the Company and Each Stockholder...................10

ARTICLE V             REPRESENTATIONS AND WARRANTIES OF ARS AND NEWCO.........11
         Section 5.01.  By ARS and Newco......................................11

ARTICLE VI            COVENANTS EXTENDING TO THE EFFECTIVE TIME...............11
         Section 6.01.  Of Each Party.........................................11

ARTICLE VII           THE CLOSING AND CONDITIONS TO CLOSING AND
                      CONSUMMATION............................................11
         Section 7.01.  The Closing and Certain Conditions....................11

ARTICLE VIII          COVENANTS FOLLOWING THE EFFECTIVE TIME..................13
         Section 8.01.  Of Each Party Other Than the Company..................13

ARTICLE IX            INDEMNIFICATION.........................................13
         Section 9.01.  Indemnification Rights and Obligations................13

ARTICLE X             LIMITATIONS ON COMPETITION..............................13
         Section 10.01.  Prohibited Activities................................13
         Section 10.02.  Damages..............................................14
         Section 10.03.  Reasonable Restraint.................................14
         Section 10.04.  Severability; Reformation............................14
         Section 10.05.  Independent Covenant.................................14

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         Section 10.06.  Materiality..........................................15

ARTICLE XI            GENERAL PROVISIONS......................................15
         Section 11.01.  Treatment of Confidential Information................15
         Section 11.02.  Restrictions on Transfer of ARS Common Stock.........15
         Section 11.03.  Brokers and Agents...................................16
         Section 11.04.  Assignment; No Third Party Beneficiaries.............16
         Section 11.05.  Entire Agreement; Amendment; Waivers.................17
         Section 11.06.  Counterparts.........................................17
         Section 11.07.  Expenses.............................................17
         Section 11.08.  Notices..............................................18
         Section 11.09.  Governing Law........................................19
         Section 11.10.  Exercise of Rights and Remedies......................19
         Section 11.11.  Time.................................................19
         Section 11.12.  Reformation and Severability.........................19
         Section 11.13.  Remedies Cumulative..................................19
         Section 11.14.  Respecting the IPO...................................19

ARTICLE XII           TERMINATION.............................................20
         Section 12.01.  Termination of This Agreement........................20
         Section 12.02.  Liabilities in Event of Termination..................21

                                      -ii-

                      AGREEMENT AND PLAN OF REORGANIZATION


                  THIS AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is made as of June 13, 1996, by and among American Residential Services, Inc., a Delaware corporation ("ARS"), ARS Atlas Inc., a South Carolina corporation and a wholly owned subsidiary of ARS ("Newco"), Atlas Services, Inc., a South Carolina corporation (the "Company"), and the persons listed on the signature pages hereof under the caption "Stockholders" (collectively, the "Stockholders," and each of those persons, individually, a "Stockholder") or the caption "Other Stockholders."

                              PRELIMINARY STATEMENT

                  The parties to this Agreement have determined it is in their best long-term interests to effect a business combination pursuant to which:

                  (a) Newco will merge into the Company on the terms and subject to the conditions set forth herein (that merger being the "Merger");

                  (b) ARS will acquire the stock of all or some of the entities listed in the accompanying Addendum 1 (each an "Other Founding Company" and, collectively with the Company, the "Founding Companies") pursuant to agreements that are (i) similar to this Agreement and (ii) entered into among those entities and their equity owners, ARS and subsidiaries of ARS (collectively, the "Other Agreements"); and

                  (c) ARS shall effect a public offering of shares of its common stock and issue and sell those shares.

                  The respective boards of directors of ARS, Newco and the Company have approved and adopted this Agreement to effect a transaction subject to Section 351 of the Code.

                  NOW, THEREFORE, in consideration of the premises and the mutual agreements, representations and undertakings contained herein, the parties hereto hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

                  Section 1.01. CERTAIN DEFINED TERMS. As used in this Agreement, the following terms have the meanings assigned to them below in this
Section 1.01. Capitalized terms used in this Agreement and not defined below in this Section 1.01 have the meanings assigned to them in the Preliminary Statement or Article I of the Uniform Provisions (the text of which Article hereby is incorporated herein by this reference), as the case may be.

                  "ADJUSTMENT DETERMINATION DATE" means the date that is 30 days following delivery by ARS of the Post-closing Statement to the Stockholders, unless the Closing Date Working Capital and the Positive Working Capital Adjustment or the Negative Working Capital Adjustment, as the case may be, are determined pursuant to Section 2.05 by Arthur Andersen LLP, in which event the Adjustment Determination Date is the date Arthur Andersen LLP delivers those determinations in writing to ARS.

                  "AGREED RATE" means 8.0% per annum.

                  "AGREEMENT" means this Agreement, including the Disclosure Statement relating to this Agreement and all attached Schedules, Annexes and Exhibits, as each of the same may be amended, modified or supplemented from time to time pursuant to the provisions hereof or thereof.

                  "ARS" means American Residential Services, Inc., a Delaware corporation.

                  "ARS ACQUISITION CANDIDATE" means any Entity engaged in any of the businesses of providing repair, maintenance, replacement or warranty and annual contract maintenance services for Plumbing, heating/air conditioning and electrical systems to owners or occupants of single-family homes, duplexes, condominiums and small commercial facilities, designing and installing of any of those systems in new construction, selling and servicing home appliances and other similar residential and building services (i) which was called on by any of the Company, ARS or the Subsidiaries of the Company or ARS in connection with the possible acquisition by any of them of that Entity or (ii) of which any of them has made an acquisition analysis.

                  "CLOSING DATE BALANCE SHEET" of the Company means a consolidated balance sheet of the Company and the Company Subsidiaries as at the IPO Closing Date which is prepared in accordance with GAAP on a basis consistent with the basis on which the Current Balance Sheet was prepared.

                  "CLOSING DATE WORKING CAPITAL" of the Company means the Company's Working Capital as determined from the Closing Date Balance Sheet, provided, that if that determination is made pursuant to Section
         2.05 by Arthur Andersen LLP, the amount equal to 50% of the fees and expenses of Arthur Andersen LLP which are attributable to its audit of the Closing Date Balance Sheet and its making of that determination will be deemed a liability of the Company for the purpose of determining its Closing Date Working Capital and resulting Positive Working Capital Adjustment or Negative Working Capital Adjustment, as the case may be.

                  "CLOSING MEMORANDUM" means the form of closing memorandum to be prepared by ARS for the Closing under this Agreement in which are included the forms of certificates of officers, the opinions of counsel and certain other documents to be delivered at the Closing as provided in Article VII.

                  "COMPANY" means Atlas Services, Inc., a South Carolina corporation.

                  "COMPANY COMMON STOCK" means the common stock, par value $1.00 per share, of the Company.

                  "COUNSEL FOR ARS AND NEWCO" means Baker & Botts, L.L.P.

                  "COUNSEL FOR THE COMPANY AND THE STOCKHOLDERS" means Evans, Carter, Kunes & Bennett, P.A.

                  "CURRENT BALANCE SHEET" means the unaudited consolidated balance sheet of the Company and the Company Subsidiaries as at March 31, 1996.

                  "CURRENT BALANCE SHEET DATE" means March 31, 1996.

                  "DISCLOSURE STATEMENT" means the written statement executed by the Company and each of the Stockholders and delivered to ARS prior to the execution and delivery of this Agreement by ARS and Newco in which either (a) exceptions are taken to each of certain of the representations and warranties made by the Company and the Stockholders herein or (b) it is confirmed that no exception is taken to that representation and warranty.

                  "DISSENTING SHARES" has the meaning specified in Section 2.04.

                  "INITIAL FINANCIAL STATEMENTS" means (a) the audited consolidated balance sheets of the Company as at June 30, 1994 and 1995 and December 31, 1995 and the related audited consolidated statements of income (operations), cash flows and stockholders' equity for each of the Company's three fiscal years in the three-year period ended June 30, 1995 and the year ended December 31, 1995, together with the related audit report of Arthur Andersen LLP, and (b) the Current Balance Sheet and the related unaudited consolidated statements of income (operations), cash flows and stockholders' equity for the three- and 10-month periods ended on the Current Balance Sheet Date.

                  "INTERIM DATE BALANCE SHEET" of the Company means the balance sheet as at the end of the Company's fiscal quarter next preceding the date of the Closing which is included in the Financial Statements.

                  "INTERIM DATE WORKING CAPITAL" of the Company means the Company's Working Capital as determined from the Interim Date Balance Sheet by ARS on a basis consistent with the determination of the Company's Working Capital from the Current Balance Sheet.

                  "INTERIM NEGATIVE WORKING CAPITAL ADJUSTMENT" means the amount, if any, by which the Company's Interim Date Working Capital is more negative than ($1,702,237).

                  "INTERIM POSITIVE WORKING CAPITAL ADJUSTMENT" means the amount, if any, by which the Company's Interim Date Working Capital is greater (or less negative) than ($1,702,237).

                  "MERGER CONSIDERATION" has the meaning specified in Section 2.04.

                  "NEGATIVE WORKING CAPITAL ADJUSTMENT" means the amount, if any, by which the Company's Closing Date Working Capital is more negative than ($1,702,237).

                  "NEWCO" means ARS Atlas Inc., a Delaware corporation.

                  "OTHER STOCKHOLDER" means each owner, of record and/or beneficially, of Company Common Stock other than the Stockholders.

                  "POSITIVE WORKING CAPITAL ADJUSTMENT" means the amount, if any, by which the Company's Closing Date Working Capital is greater (or less negative) than ($1,702,237).

                  "POST-CLOSING STATEMENT" has the meaning specified in Section 2.05.

                  "PRO RATA SHARE" means for each Stockholder and each Other Stockholder the fraction expressed as a percentage and set forth in
         Schedule 2.04, (a) the numerator of which is the number of shares of outstanding Company Common Stock owned by that Person, as set forth in
         Schedule 2.04, and (b) the denominator of which is the total number of shares of outstanding Company Common Stock owned by all Stockholders and Other Stockholders, as set forth in Schedule 2.04.

                  "PURCHASER REPRESENTATIVE" means a "purchaser representative" as defined in Securities Act Rule 501(h).

                  "REQUIRED STOCKHOLDERS" means, at the time of any determination, Stockholders who, at the Effective Time, will be or were entitled, subject to the provisions of Section 2.05, to receive Merger Consideration representing not less than 80% of the total Merger Consideration to be received by all Stockholders pursuant to Section 2.04.

                  "RESPONSIBLE OFFICER" means Gorden H. Timmons.

                  "SCHEDULED AGREEMENTS" means the agreements described in
         Schedule 4.11.

                  "SCBCA" means the South Carolina Business Corporation Act of 1988.

                  "STOCKHOLDERS AGREEMENT" means the Stockholders Agreement entered into as of June 13, 1996 among ARS, the Stockholders, the Other Stockholders and the other Persons parties thereto.

                  "SURVIVING CORPORATION" means the Company, the Person to be designated in the Certificate of Merger as the surviving corporation of the Merger.

                  "TERRITORY" has the meaning specified in Section 10.01.

                  "TIMMONS EMPLOYMENT AGREEMENT" means the Employment Agreement entered into as of June 13, 1996 between ARS and Gorden H. Timmons.

                  "THRESHOLD AMOUNT" means 2% of the Transaction Value.

                  "TRANSACTION VALUE" means (a) at any time prior to the Adjustment Determination Date, $21,000,000, and (b) on and after the Adjustment Determination Date, $21,000,000 plus the Positive Working Capital Adjustment, if any, or minus the Negative Working Capital Adjustment, if any.

                  "TRANSFER TAXES" has the meaning specified in Section 11.07.

                  "UNIFORM PROVISIONS" means the Uniform Provisions of ARS for the Acquisition of Founding Companies attached hereto as Annex 1.

                  "WORKING CAPITAL" of the Company means, as at any date and as determined by reference to a consolidated balance sheet of the Company and the Company Subsidiaries as at that date which is prepared in accordance with GAAP, the amount by which (a) the sum, without duplication of amounts, of all amounts that are included and classified as current assets on that balance sheet exceeds, or is exceeded by, (b) the sum, without duplication of amounts, of all amounts that are included and classified as liabilities or as mandatorily redeemable Capital Stock on that balance sheet; if at any time those current assets are exceeded by those liabilities, Working Capital will be expressed as a negative amount.

                                   ARTICLE II

                         THE MERGER AND RELATED MATTERS

                  Section 2.01. CERTIFICATE OF MERGER. Subject to the terms and conditions hereof, the Company will cause a Certificate of Merger to be duly executed and delivered on or promptly after the date of the Closing to the Secretary of State of the State of South Carolina.

                  Section 2.02. THE EFFECTIVE TIME. The effective time of the Merger (the "Effective Time") will be the time on the IPO Closing Date which the Certificate of Merger specifies or, if the Certificate of Merger does not specify another time, 8:00 a.m., eastern daylight standard time, on the IPO Closing Date.

                  Section 2.03. CERTAIN EFFECTS OF THE MERGER. At and as of the Effective Time, (a) Newco will be merged with and into the Company in accordance with the provisions of the SCBCA,

(b) Newco will cease to exist as a separate legal entity, (c) the articles of incorporation of the Company will be amended to change the Company's authorized shares of capital stock to 1,000 shares, par value $1.00 per share, of Common Stock, (c) the Company will be the Surviving Corporation and, as such, will, all with the effect provided by the SCBCA, (i) possess all the properties and rights, and be subject to all the restrictions and duties, of the Company and Newco and (ii) be governed by the laws of the State of South Carolina, (d) the Charter Documents of the Company then in effect (after giving effect to the amendment of the Company's articles of incorporation specified in clause (c) of this sentence) will become and thereafter remain (until changed in accordance with (i) the applicable law (in the case of the articles of incorporation) or
(ii) its terms (in the case of the bylaws)) the Charter Documents of the Surviving Corporation, (f) the initial board of directors of the Surviving Corporation will be the persons named in Schedule 2.03, and those persons will hold the office of director of the Surviving Corporation subject to the provisions of the applicable laws of the State of South Carolina and the Charter Documents of the Surviving Corporation, and (g) the initial officers of the Surviving Corporation will be as set forth in Schedule 2.03, and each of those persons will serve in each office specified for that person in Schedule 2.03, subject to the provisions of the Charter Documents of the Surviving Corporation, until that person's successor is duly elected to, and, if necessary, qualified for, that office.

                  Section 2.04. EFFECT OF THE MERGER ON CAPITAL STOCK. As of the Effective Time, as a result of the Merger and without any action on the part of any holder thereof:

                  (a) the shares of Company Common Stock issued and outstanding immediately prior to the Effective Time will (i) be converted into the right to receive, subject to the provisions of Section 2.05, without interest, on surrender of the certificate evidencing those shares, (A) the amount of cash and the number of whole shares of ARS Common Stock set forth or determined as provided in Schedule 2.04 (the "Merger Consideration") and (B) the amount of cash for and in lieu of fractional shares of ARS Common Stock as will be determined pursuant to
         Section 2.06, (ii) cease to be outstanding and to exist and (iii) be canceled and retired;

                  (b) each share of Company Common Stock held in the treasury of the Company or any Company Subsidiary will (i) cease to be outstanding and to exist and (ii) be canceled and retired; and

                  (c) each share of Newco Common Stock issued and outstanding immediately prior to the Effective Time will be converted into one share of Common Stock, par value $1.00 per share, of the Surviving Corporation, and the shares of Common Stock of the Surviving Corporation issued on that conversion will constitute all the issued and outstanding shares of Capital Stock of the Surviving Corporation.

Each holder of a certificate representing shares of Company Common Stock immediately prior to the Effective Time will, as of the Effective Time and thereafter, cease to have any rights respecting those shares other than the right to receive, subject to the provisions of Section 2.05, without interest, the Merger Consideration and the additional cash, if any, owing with respect to those shares as provided in Section 2.06. Notwithstanding the foregoing, the right to receive the Merger Consideration will not apply to any shares of Company Common Stock which shall have statutory appraisal rights perfected with respect thereto ("Dissenting Shares"), if those rights are available, pursuant to the provisions of Chapter 13 of the SCBCA, it being intended and agreed that any holder of those shares shall have in consideration for the cancellation thereof only the rights, if any, afforded to that holder under Chapter 13 of the SCBCA.

                  Section 2.05. DELIVERY, EXCHANGE AND PAYMENT. (a) At or after the Effective Time: (i) each Stockholder and Other Stockholder, as the holder of certificates representing shares of Company Common Stock, will, on surrender of those certificates to ARS (or any agent that may be appointed by ARS for purposes of this Section 2.05), receive, subject to the provisions of this
Section 2.05 and Section 2.06, the Merger Consideration; and (ii) until any certificate representing Company Common Stock has been surrendered and replaced pursuant to this Section 2.05, that certificate will, for all purposes, be deemed to evidence ownership of the number of whole shares of ARS Common Stock included in the Merger Consideration payable in respect of that certificate pursuant to Section 2.04. All shares of ARS Common Stock issuable in the Merger will be deemed for all purposes to have been issued by ARS at the Effective Time.

                  (b) Each Stockholder and Other Stockholder will deliver to ARS (or any agent that may be appointed by ARS for purposes of this Section 2.05) on or before the IPO Closing Date the certificates representing Company Common Stock owned by the Stockholder, duly endorsed in blank by that Person, or accompanied by duly executed stock powers in blank, and with all necessary transfer tax and other revenue stamps, acquired at that Person's expense, affixed and canceled. Each Stockholder and Other Stockholder shall cure any deficiencies in the endorsement of the certificates or other documents of conveyance respecting, or in the stock powers accompanying, the certificates representing Company Common Stock delivered by that Person.

                  (c) No dividends (or interest) or other distributions declared or earned after the Effective Time with respect to ARS Common Stock and payable to the holders of record thereof after the Effective Time will be paid to the holder of any unsurrendered certificates representing shares of Company Common Stock for which shares of ARS Common Stock have been issued in the Merger until those certificates are surrendered as provided herein, but (i) on that surrender ARS will cause to be paid, to the Person in whose name the certificates representing such shares of ARS Common Stock shall then be issued, the amount of dividends or other distributions previously paid with respect to such whole shares of ARS Common Stock with a record date, or which have accrued, subsequent to the Effective Time, but prior to surrender, and the amount of any cash payable to such Person for and in lieu of fractional shares pursuant to Section
2.06 and (ii) at the appropriate payment date or as soon as practicable thereafter, ARS will cause to be paid to that Person the amount of dividends or other distributions with a record date, or which have been accrued, subsequent to the Effective Time, but which are not payable until a date subsequent to surrender, which are payable with respect to such whole shares of ARS Common Stock, subject in all cases to any applicable escheat laws. No interest will be payable with respect to the payment of such dividends or other distributions or cash for and in lieu of fractional shares on surrender of outstanding certificates.

                  (d) Prior to the date of the Closing, ARS will cause to be prepared and delivered to the Stockholders a statement setting forth the Interim Positive Working Capital Adjustment, if any, or the Interim Negative Working Capital Adjustment, if any. If an Interim Positive Working Capital Adjustment has been determined, ARS will, promptly after the Effective Time, but subject to the certificate surrender requirements of Section 2.05(a), pay to the Stockholders and the Other Stockholders, without interest, their respective Pro Rata Shares of the amount of the Interim Positive Working Capital Adjustment.

                  (e) As soon as practicable, and in any event within 60 days, following the Effective Time, ARS will cause to be prepared and delivered to the Stockholders and the Other Stockholders (i) the Closing Date Balance Sheet and
(ii) a statement (the "Post-closing Statement") of the Closing Date Working Capital and the Positive Working Capital Adjustment, if any, or the Negative Working Capital Adjustment, if any. The Post-closing Statement will be final and binding on ARS, the Stockholders and the Other Stockholders unless, within 30 days following the delivery of the Post-closing Statement, a Stockholder notifies ARS in writing that the Stockholder does not accept as correct the amount of the Closing Date Working Capital or the amount of the Positive Working Capital Adjustment or the Negative Working Capital Adjustment, as set forth in the Postclosing Statement. If any Stockholder timely delivers to ARS that notice respecting the Post-closing Statement, the Closing Date Balance Sheet will be audited, and the Closing Date Working Capital and the Positive Working Capital Adjustment or the Negative Working Capital Adjustment will be determined within 30 days after the delivery to ARS of that notice, by Arthur Andersen LLP, and these determinations will be final and binding on ARS and all the Stockholders and the Other Stockholders.

                  (f) If a Positive Working Capital Adjustment is determined with finality pursuant to Section 2.05(e), ARS will, promptly after the Adjustment Determination Date, but subject to the certificate surrender requirements of Section 2.05(a), pay to the Stockholders and the Other Stockholders their respective Pro Rata Shares of the amount, together with interest thereon from (and including) the IPO Closing Date to (but excluding) the Adjustment Determination Date at the Agreed Rate, by which (i) the amount of the Positive Working Capital Adjustment exceeds (ii) the amount of the Interim Positive Working Capital Adjustment, if any. If a Negative Working Capital Adjustment is determined with finality pursuant to Section 2.05(e), the Stockholders and Other Stockholders will, no later than 10 Houston, Texas business days after ARS makes a written request therefor, pay in cash their respective Pro Rata Shares of the sum of (A) the amount of the Negative Working Capital Adjustment and (B) the Interim Positive Working Capital Adjustment, if any, together with interest on that sum at the Agreed Rate from (and including) the IPO Closing Date to (but excluding) the Adjustment Determination Date.

                  Section 2.06. FRACTIONAL SHARES. Notwithstanding any other provision herein, no fractional shares of ARS Common Stock will be issued, and any Stockholder or Other Stockholder entitled hereunder to receive a fractional share of ARS Common Stock but for this Section 2.06 will be entitled hereunder to receive a cash payment for and in lieu thereof in the amount (rounded to the nearest whole cent) equal to that Person's fractional interest in a share of ARS Common Stock multiplied by the IPO Price.

                                   ARTICLE III

               REPRESENTATIONS AND WARRANTIES OF EACH STOCKHOLDER
                             AND OTHER STOCKHOLDERS

                  Section 3.01. BY EACH STOCKHOLDER. Each of the Stockholders and the Other Stockholders represents and warrants to ARS that, as applied solely to himself, all the following representations and warranties in this
Article III are as of the date of this Agreement, and will be, as amended or supplemented pursuant to Section 6.08, on the date of the Closing and the IPO Closing Date, true and correct:

                  (a) (i) he will be acquiring the shares of ARS Common Stock to be issued pursuant to Section 2.04 to him solely for his account, for investment purposes only and with no current intention or plan to distribute, sell or otherwise dispose of any of those shares in connection with any distribution; (ii) he is not a party to any agreement or other arrangement for the disposition of any shares of ARS Common Stock other than this Agreement and the Registration Rights Agreement; (iii) Schedule 3.01(b) correctly states (A) whether he is, or is not, an "accredited investor" as defined in Securities Act Rule 501(a) and, if he is not such an investor, (B) the name and address of his Purchaser Representative; (iv) he (A) is able to bear the economic risk of an investment in the ARS Common Stock acquired pursuant to this Agreement, (B) can afford to sustain a total loss of that investment,
         (C) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the proposed investment in the ARS Common Stock, (D) or his Purchaser Representative, if any, has had an adequate opportunity to ask questions and receive answers from the officers of ARS concerning any and all matters relating to the transactions contemplated hereby, including the background and experience of the current and proposed officers and directors of ARS, the plans for the operations of the business of ARS, the business, operations and financial condition of the Other Founding Companies and any plans of ARS for additional acquisitions, and (E) or his Purchaser Representative, if any, has asked all questions of the nature described in preceding clause (D), and all those questions have been answered to his satisfaction and the satisfaction of his Purchaser Representative, if any; and

                  (b) the representations and warranties contained in Article III of the Uniform Provisions (the text of which Article (in which the term "Stockholder" means a Stockholder or an Other Stockholder for purposes hereof) hereby is incorporated herein by this reference) are true and correct as applied solely to himself, and his agreements set forth in that Article hereby are agreed to.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                                       OF
                        THE COMPANY AND THE STOCKHOLDERS

                  Section 4.01. BY THE COMPANY AND EACH STOCKHOLDER. The Company and each Stockholder jointly and severally represent and warrant to, and agree with, ARS that all the following representations and warranties in this Article IV are as of the date of this Agreement, and will be, as amended or supplemented pursuant to Section 6.08, on the date of the Closing and the IPO Closing Date, true and correct:

                  (a) the Organization State of each of the Company and the Company Subsidiaries is the State of South Carolina, and each of the Company and the Company Subsidiaries (i) is a corporation duly organized, validly existing and in good standing under the laws of that State, (ii) has all requisite corporate power and authority under those laws and its Charter Documents to own or lease and to operate its properties and to carry on its business as now conducted and (iii) is duly qualified and in good standing as a foreign corporation in all jurisdictions (other than the State of South Carolina) in which it owns or leases property or in which the carrying on of its business as now conducted so requires except where the failure to be so qualified, singly or in the aggregate, would not have a Material Adverse Effect;

                  (b) (i) the authorized Capital Stock of the Company is comprised of 100,000 shares of Company Common Stock, of which 24,303 shares have been issued and are now outstanding and no shares are held by the Company as treasury shares, and (ii) no outstanding Derivative Securities of the Company exist;

                  (c) (i) the terms and conditions of each of the Scheduled Agreements are no less favorable to the Company than the Company reasonably could have expected to obtain in an arm's-length transaction with a Person other than an Affiliate of the Company, (ii) the rentals provided for in the Scheduled Agreements constituting leases do not and will not exceed fair market rentals of the properties being rented or leased under those Scheduled Agreements and (iii) the payments provided to be made in the other Scheduled Agreement do not exceed the fair market value of the services performed;

                  (d) prior to the date hereof: (i) (A) the articles of incorporation of the Company shall have been duly amended by all necessary corporate action on the part of the Company and the Stockholders to (1) authorize the Company to engage in any business in which the SCBCA permits a corporation incorporated thereunder lawfully to engage and (2) abolish the preemptive rights of holders of Company Common Stock and (B) the articles reflecting these amendments shall have been duly filed with and accepted by the Secretary of State of the State of South Carolina; and (ii) each Stockholder and each Other Stockholder shall have executed and delivered to the Company, in form and substance satisfactory to ARS, a written instrument that: (A) acknowledges the Company is and has, and releases the Company for having and continuing to be, engaged in businesses beyond the purposes presently set forth in the Company's articles of incorporation; and (B) (1) acknowledges the Company may have issued and sold Company Common Stock to one or more of the other Stockholders or Other Stockholders in violation of the preemptive rights the SCBCA affords the acknowledging Stockholder or Other Stockholder and (2) releases all claims of every kind the acknowledging Stockholder or Other Stockholder has or might have against the Company and each other Stockholder and Other Stockholder as a result of those sales; and

                  (e) the representations and warranties contained in Article IV of the Uniform Provisions (the text of which Article hereby is incorporated herein by this reference) are true and correct, and the agreements set forth in that Article hereby are agreed to.

                                    ARTICLE V

                 REPRESENTATIONS AND WARRANTIES OF ARS AND NEWCO

                  Section 5.01. BY ARS AND NEWCO. ARS and Newco jointly and severally represent and warrant to the Company and each Stockholder that all the following representations and warranties in this Article V are as of the date of this Agreement, and will be on the date of the Closing and the IPO Closing Date, true and correct: (a) Newco is a corporation duly organized, validly existing and in good standing under the laws of the State of South Carolina, (b) no Derivative Securities of Newco are outstanding, (c) Newco has been organized for the sole purpose of participating in the Merger and has not, and will not, engage in any activities other than those necessary to effectuate the Merger and
(d) the representations and warranties contained in Article V of the Uniform Provisions (the text of which Article hereby is incorporated herein by this reference) are true and correct.

                                   ARTICLE VI

                    COVENANTS EXTENDING TO THE EFFECTIVE TIME

                  Section 6.01. OF EACH PARTY. Until the Effective Time, subject to the waiver provisions of Section 11.05, each party hereto will comply with each covenant for which provision is made in Article VI of the Uniform Provisions (the text of which Article hereby is incorporated herein by this reference) to be performed or observed by that party.

                                   ARTICLE VII

             THE CLOSING AND CONDITIONS TO CLOSING AND CONSUMMATION

                  Section 7.01. THE CLOSING AND CERTAIN CONDITIONS. (a) THE CLOSING. On or before the IPO Pricing Date, the parties hereto will take all actions necessary to (i) effect the Merger (including, as permitted by the SCBCA, (A) the execution of a Certificate of Merger (1) meeting the requirements of the SCBCA and (2) providing that the Merger will become effective on the IPO Closing Date and (B) the filing of that Certificate with the Secretary of State of the State of South Carolina), (ii) verify the existence and ownership of the certificates evidencing the Company Common Stock to be exchanged for the Merger Consideration pursuant to Section 2.05 and (iii) satisfy the document delivery requirements to which the obligations of the parties to effect the Merger and the other transactions contemplated hereby are conditioned by the provisions of this Article VII (all those actions collectively being the "Closing"). The Closing will take place at the offices of Baker & Botts, L.L.P., 38th Floor, 910 Louisiana, Houston, Texas at 10:00 a.m., Houston time, or at such later time on the IPO Pricing Date as ARS shall specify by written notice to Gorden H. Timmons. The actions taken at the Closing will not include the completion of either the Merger or the delivery of the Company Common Stock or the Merger Consideration pursuant to Section 2.05. Instead, on the IPO Closing Date, the Certificates of Merger will become effective pursuant to Section 2.02, and all transactions contemplated by this Agreement to be closed or completed on or before the IPO Closing Date, including the surrender of the Company Common Stock in exchange for the Merger Consideration (including a certified check or checks in an amount equal to the cash portion of the Merger Consideration) will be closed or completed, as the case may be. During the period from the Closing to the IPO Closing Date, this Agreement may be terminated by the parties only pursuant to Section 12.01(b)(i).

                  (b) CERTAIN CONDITIONS TO THE OBLIGATIONS OF THE COMPANY, THE STOCKHOLDERS AND THE OTHER STOCKHOLDERS. The obligations of the Company, the Stockholders and the Other Stockholders with respect to the actions to be taken by them at or before the Closing are subject to the satisfaction on or before the date of the Closing, or waiver by them pursuant to Section 11.05, of all the conditions set forth in Sections 7.02(a) and 7.03. The obligations of the Stockholders with respect to the actions to be taken on the IPO Closing Date are subject to the satisfaction on that date of the following conditions: (i) each of the Stockholders' Agreement and the Timmons Employment Agreement then shall be in full force and effect; and (ii) all the conditions set forth in Section 7.02(b) and 7.03.

                  (c) CERTAIN CONDITIONS TO THE OBLIGATIONS OF ARS AND NEWCO. The obligations of ARS and Newco with respect to actions to be taken by them at or before the Closing are subject to the satisfaction on or before the date of the Closing, or waiver by them pursuant to Section 11.05, of the following conditions: (i) the Company shall have delivered to ARS copies of the articles of incorporation, each as amended to the date of the Closing and certified by the Secretary of State of the State of South Carolina as of a Current Date, of the Company and each Company Subsidiary; and (ii) all the conditions set forth in Sections 7.02(a) and 7.04(a).

                  (d) The obligations of ARS and Newco with respect to the actions to be taken on the IPO Closing Date are subject to the satisfaction on that date of the following conditions: (i) the Timmons Employment Agreement then shall be in full force and effect; and (ii) all the conditions set forth in Sections 7.02(b) and 7.04(b).

                  (e) The text of Article VII of the Uniform Provisions hereby is incorporated herein by this reference.

                                  ARTICLE VIII

                     COVENANTS FOLLOWING THE EFFECTIVE TIME

                  Section 8.01. OF EACH PARTY OTHER THAN THE COMPANY. From and after the Effective Time, subject to the waiver provisions of Section 11.05, each party hereto (other than the Company) will comply with each covenant for which provision is made in Article VIII of the Uniform Provisions (the text of which Article hereby is incorporated herein by this reference) to be performed or observed by that party.

                                   ARTICLE IX

                                 INDEMNIFICATION

                  Section 9.01. INDEMNIFICATION RIGHTS AND OBLIGATIONS. The text of Article IX of the Uniform Provisions hereby is incorporated herein by this reference. For purposes of Section 9.07(a), the Pro Rata Shares of the Transaction Value are 60% and 40%, respectively, for Gorden H. Timmons and Gorden H. Timmons, as Trustee under Gorden H. Timmons Retained Annuity Trust. For purposes of Section 9.07(b), the Transaction Value is 82.2943% of the amount determined as the Transaction Value for other purposes hereof.

                                    ARTICLE X

                           LIMITATIONS ON COMPETITION

                  Section 10.01. PROHIBITED ACTIVITIES. Each Stockholder agrees, severally and not jointly with any other Person, that he will not, during the period beginning on the date hereof and ending on the third anniversary of the date hereof, directly or indirectly, for any reason, for his own account or on behalf of or together with any other Person:

                  (a) engage as an officer, director or in any other managerial capacity or as an owner, co-owner or other investor of or in, whether as an employee, independent contractor, consultant or advisor, or as a sales representative or distributor of any kind, in any business selling any products or providing any services in competition with the Company, any Company Subsidiary or ARS or any Subsidiary of ARS (ARS and its Subsidiaries collectively being "ARS" for purposes of this
         Article X) within a radius of 100 miles of each location in which any of the Company or the Company Subsidiaries was engaged in business on the date hereof or immediately prior to the Effective Time (those locations collectively being the "Territory");

                  (b) call on any natural person who is at that time employed by the Company, any Company Subsidiary or ARS in any managerial capacity with the purpose or intent of attracting that person from the employ of the Company, any Company Subsidiary or ARS, provided that the Stockholder may call on and hire any of his Immediate Family Members;

                  (c) call on any Person that at that time is, or at any time within one year prior to that time was, a customer of the Company, any Company Subsidiary or ARS within the Territory, (i) for the purpose of soliciting or selling any product or service in competition with the Company, any Company Subsidiary or ARS within the Territory and (ii) with the knowledge of that customer relationship; or

                  (d) call on any ARS Acquisition Candidate, with the knowledge of that Person's status as an ARS Acquisition Candidate, for the purpose of acquiring that Person or arranging the acquisition of that Person by any Person other than ARS.

Notwithstanding the foregoing, any Stockholder may own and hold as a passive investment up to 1% of the outstanding Capital Stock of a competing Entity if that class of Capital Stock is listed on the New York Stock Exchange or included in the Nasdaq National Market. For purposes hereof and the respective tax reporting positions of the parties hereto, each party hereto agrees that the percentage of the cash portion of the Merger Consideration to be received by each Stockholder pursuant to Section 2.04 which equals 1% of that Stockholder's Pro Rata Share of the Transaction Value will represent, and be received as, consideration for that Stockholder's agreement to observe the covenants in this
Section 10.01.

                  Section 10.02. DAMAGES. Because of the difficulty of measuring economic losses to ARS as a result of any breach by a Stockholder of his covenants in Section 10.01, and because of the immediate and irreparable damage that could be caused to ARS for which it would have no other adequate remedy, each Stockholder agrees that ARS may enforce the provisions of Section 10.01 by injunctions and restraining orders against that Stockholder if he breaches any of those provisions.

                  Section 10.03. REASONABLE RESTRAINT. The parties hereto each agree that Sections 10.01 and 10.02 impose a reasonable restraint on the Stockholders in light of the activities and business of ARS on the date hereof, the current business plans of ARS and the investment by each Stockholder in ARS as a result of the Merger.

                  Section 10.04. SEVERABILITY; REFORMATION. The covenants in this Article X are severable and separate, and the unenforceability of any specific covenant in this Article X is not intended by any party hereto to, and shall not, affect the provisions of any other covenant in this Article X. If any court of competent jurisdiction shall determine that the scope, time or territorial restrictions set forth in Section 10.01 are unreasonable as applied to any Stockholder, the parties hereto, including that Stockholder, acknowledge their mutual intention and agreement that those restrictions be enforced to the fullest extent the court deems reasonable, and thereby shall be reformed to that extent as applied to that Stockholder and any other Stockholder similarly situated.

                  Section 10.05. INDEPENDENT COVENANT. All the covenants in this
Article X are intended by each party hereto to, and shall, be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of any Stockholder against ARS, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by ARS of any covenant in this Article X. It is specifically agreed that the period specified in Section 10.01 shall be computed in the case of each Stockholder by excluding from that computation any time during which that Stockholder is in violation of any provision of Section 10.01. The covenants contained in this Article X shall not be affected by any breach of any other provision hereof by any party hereto.

                  Section 10.06. MATERIALITY. The Company and each Stockholder, severally and not jointly with any other Person, hereby agree that this Article X is a material and substantial part of the transactions contemplated hereby.

                                   ARTICLE XI

                               GENERAL PROVISIONS

                  Section 11.01. TREATMENT OF CONFIDENTIAL INFORMATION. Each party hereto will comply with each covenant for which provision is made in
Section 11.01 of the Uniform Provisions (the text of which Section hereby is incorporated herein by this reference) to be performed or observed by that party.

                  Section 11.02. RESTRICTIONS ON TRANSFER OF ARS COMMON STOCK.
(a) During the two-year period ending on the second anniversary of the IPO Closing Date (the "Restricted Period") (or if the two-year "holding" period for restricted securities under Rule 144 under the Securities Act is reduced by the SEC, the Restricted Period will be correspondingly reduced), no Stockholder voluntarily will, except pursuant to and in accordance with the applicable provisions of the Registration Rights Agreement: (i) sell, assign, exchange, transfer, encumber, pledge, distribute, appoint or otherwise dispose of (A) any shares of ARS Common Stock received by any Stockholder in the Merger or (B) any interest in (including any option to buy or sell) any of those shares of ARS Common Stock, in whole or in part, and ARS will have no obligation to, and shall not, treat any such attempted transfer as effective for any purpose; or (ii) engage in any transaction, whether or not with respect to any shares of ARS Common Stock or any interest therein, the intent or effect of which is to reduce the risk of owning the shares of ARS Common Stock acquired pursuant to Section
2.04 (including, for example engaging in put, call, short-sale, straddle or similar market transactions); provided, however, that this Section 11.02 shall not restrict any transfer of ARS Common Stock acquired by a Stockholder pursuant to Section 2.04 to any of that Stockholder's Related Persons who agree in writing to be bound by the provisions of Section 11.01 and this Section 11.02. The certificates evidencing the ARS Common Stock delivered to each Stockholder and Other Stockholder pursuant to Section 2.05 will bear a legend substantially in the form set forth below and containing such other information as ARS may deem necessary or appropriate:

         EXCEPT PURSUANT TO THE TERMS OF THE AGREEMENT AND PLAN OF REORGANIZATION AMONG THE ISSUER, THE HOLDER OF THIS CERTIFICATE AND THE OTHER PARTIES THERETO, THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE VOLUNTARILY SOLD, ASSIGNED, EXCHANGED, TRANSFERRED, ENCUMBERED, PLEDGED, DISTRIBUTED, APPOINTED OR OTHERWISE DISPOSED OF, AND THE ISSUER SHALL NOT BE REQUIRED TO GIVE EFFECT TO ANY

         ATTEMPTED VOLUNTARY SALE, ASSIGNMENT, EXCHANGE, TRANSFER, ENCUMBRANCE, PLEDGE, DISTRIBUTION, APPOINTMENT OR OTHER DISPOSITION OF ANY OF THOSE SHARES, DURING THE TWO-YEAR PERIOD ENDING ON __________ [DATE THAT IS THE SECOND ANNIVERSARY OF THE IPO CLOSING DATE] (THE "RESTRICTED PERIOD") (OR IF THE TWO YEAR "HOLDING" PERIOD FOR RESTRICTED SECURITIES UNDER RULE 144 UNDER THE SECURITIES ACT OF 1933 IS REDUCED BY THE SECURITIES AND EXCHANGE COMMISSION, THE RESTRICTED PERIOD WILL BE CORRESPONDINGLY REDUCED). ON THE WRITTEN REQUEST OF THE HOLDER OF THIS CERTIFICATE, THE ISSUER AGREES TO REMOVE THIS RESTRICTIVE LEGEND (AND ANY STOP ORDER PLACED WITH THE TRANSFER AGENT) AFTER THE DATE SPECIFIED ABOVE.

                  (b) Each Stockholder, severally and not jointly with any other Person, (i) acknowledges that the shares of ARS Common Stock to be delivered to that Stockholder pursuant to Section 2.04 have not been and, except pursuant to the Registration Rights Agreement, if applicable, will not be registered under the Securities Act and therefore may not be resold by that Stockholder without compliance with the Securities Act and (ii) covenants that none of the shares of ARS Common Stock issued to that Stockholder pursuant to Section 2.04 will be offered, sold, assigned, pledged, hypothecated, transferred or otherwise disposed of except after full compliance with all the applicable provisions of the Securities Act and the rules and regulations of the SEC and applicable state securities laws and regulations. All certificates evidencing shares of ARS Common Stock issued pursuant to Section 2.04 will bear the following legend in addition to the legend prescribed by Section 11.02(a):

         THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY ONLY BE SOLD OR OTHERWISE TRANSFERRED IF THE HOLDER HEREOF COMPLIES WITH THAT LAW AND OTHER APPLICABLE SECURITIES LAWS.

In addition, certificates evidencing shares of ARS Common Stock issued pursuant to Section 2.04 to each Stockholder and Other Stockholder will bear any legend required by the securities or blue sky laws of the state in which that Stockholder resides.

                  Section 11.03. BROKERS AND AGENTS. The Stockholders jointly and severally represent and warrant to ARS that the Company has not directly or indirectly employed or become obligated to pay any broker or similar agent in connection with the transactions contemplated hereby and agree, without regard to the Threshold Amount limitations set forth in Article IX, to indemnify ARS against all Damage Claims arising out of claims for any and all fees and commissions of brokers or similar agents employed or promised payment by the Company.

                  Section 11.04. ASSIGNMENT; NO THIRD PARTY BENEFICIARIES. This Agreement and the rights of the parties hereunder may not be assigned (except by operation of law) and shall be binding on and inure to the benefit of the parties hereto, the successors of ARS, and the heirs and legal representatives of the Stockholders (and, in the case of any trust, the successor trustees of that trust). Neither this Agreement nor any other Transaction Document is intended, or shall be construed, deemed or interpreted, to confer on any Person not a party hereto or thereto any rights or remedies hereunder or thereunder, except as provided in Section 6.05(b) or 11.14, in
Article IX or as otherwise provided expressly herein or therein.

                  Section 11.05. ENTIRE AGREEMENT; AMENDMENT; WAIVERS. This Agreement and the documents delivered pursuant hereto constitute the entire agreement and understanding among the Stockholders, the Company, Newco and ARS and supersede all prior agreements and understandings, both written and oral, relating to the subject matter of this Agreement. This Agreement may be amended, modified or supplemented, and any right hereunder may be waived, if, but only if, that amendment, modification, supplement or waiver is in writing and signed by the Required Stockholders, the Company and ARS; provided, however, that no such amendment, modification, supplement or waiver will be effective unless it is signed by each Stockholder affected thereby to the extent that it (a) changes the several nature of that Stockholder's representations and warranties (to the extent they are not already joint and several as provided in Sections 4.01 and 11.03), (b) reduces the amount, or changes the components, of the Merger Consideration that Stockholder is entitled to receive pursuant to Section 2.04, as adjusted pursuant to Section 2.05(f), (c) waives the consummation of the IPO as a condition to consummation of the Merger or (d) amends or waives this sentence. The waiver of any of the terms and conditions hereof shall not be construed or interpreted as, or deemed to be, a waiver of any other term or condition hereof.

                  Section 11.06. COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which will be an original, but all of which together will constitute one and the same instrument.

                  Section 11.07. EXPENSES. Whether or not the transactions contemplated hereby are consummated, (a) ARS will pay the fees, expenses and disbursements of ARS and Newco and their Representatives which are incurred in connection with the subject matter of this Agreement and any amendments thereto, including all costs and expenses incurred in the performance of and compliance with all conditions to be performed by ARS and Newco under this Agreement, including the costs of preparing the Registration Statement, (b) the Stockholders and Other Stockholders will pay from personal funds, and not from funds of the Company or any Company Subsidiary, all sales, use, transfer and other similar taxes and fees (collectively, "Transfer Taxes") incurred in connection with the transactions contemplated hereby and (c) the Company will pay the fees, expenses and disbursements of Counsel for the Company and the Stockholders incurred in connection with the subject matter of this Agreement and the Registration Statement on or before the IPO Closing Date (which fees, expenses and disbursements will, to the extent accrued through the IPO Closing Date but then unpaid, be recorded as a liability of the Company for the purpose of determining its Closing Date Working Capital and resulting Positive Working Capital Adjustment or Negative Working Capital Adjustment, as the case may be); provided, however, if the Company or the Required Stockholders terminate this Agreement otherwise than as permitted by Article XII, the Company will, no later than 10 Houston, Texas business days after ARS makes a written request therefor, reimburse ARS in the amount equal to the aggregate fees, costs and other expenses invoiced to ARS by Arthur Andersen LLP in connection with its audit of the Company's financial statements at December 31, 1995 and for the 12-month period then ended. The Stockholders will, and will cause the Other Stockholders to, file all necessary documentation and Returns with respect to all Transfer

Taxes. In addition, each Stockholder acknowledges that he, and not the Company or ARS or the Surviving Corporation, will pay all Taxes due upon receipt of the consideration payable to that Stockholder pursuant to Article II.

                  Section 11.08. NOTICES. All notices required or permitted hereunder shall be in writing, and shall be deemed to be delivered and received
(a) if personally delivered or if delivered by telex, telegram, facsimile or courier service, when actually received by the party to whom notice is sent or
(b) if delivered by mail (whether actually received or not), at the close of business on the third Houston, Texas business day next following the day when placed in the mail, postage prepaid, certified or registered, addressed to the appropriate party or parties, at the address of such party set forth below (or at such other address as such party may designate by written notice to all other parties in accordance herewith):

                  (i)      if to ARS or Newco, addressed to it at:

                           American Residential Services, Inc.
                           5850 San Felipe
                           Suite 500
                           Houston, Texas  77057
                           Attn.:  C. Clifford Wright, Jr.
                           Chief Executive Officer

         with copies (which shall not constitute notice for purposes of this Agreement) to:

                           Baker & Botts, L.L.P.
                           One Shell Plaza
                           Houston, Texas  77002-4995
                           Attn:  James L. Leader, Esq.;

                  (ii) if to the Stockholders, addressed to them at their addresses set forth in Schedule 2.04; and

                  (iii) if to the Company, addressed to it at:

                           Atlas Services, Inc.
                           3548 Oscar Johnson Drive
                           Charleston, South Carolina  29405
                           Attn:  Gorden H. Timmons
                           and marked "Personal and Confidential"
         with copies (which shall not constitute notice for purposes of this Agreement) to:

                           Evans, Carter, Kunes & Bennett, P.A.
                           151 Meeting Street, Suite 415
                           Charleston, South Carolina  29402-0369
                           Attn: George C. Evans, Esq.

                  SECTION 11.09. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICTS OF LAW PROVISIONS THEREOF; PROVIDED, HOWEVER, THAT ARTICLE X AND THE RIGHTS AND OBLIGATIONS THEREUNDER OF THE PARTIES THERETO WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF SOUTH CAROLINA WITHOUT REGARD TO THE CONFLICTS OF LAW PROVISIONS THEREOF.

                  Section 11.10. EXERCISE OF RIGHTS AND REMEDIES. Except as otherwise provided herein, no delay or omission in the exercise of any right, power or remedy accruing to any party hereto as a result of any breach or default hereunder by any other party hereto shall impair any such right, power or remedy, nor shall it be construed, deemed or interpreted as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any waiver of any single breach or default be construed, deemed or interpreted as a waiver of any other breach or default hereunder occurring before or after that waiver.

                  Section 11.11. TIME. Time is of the essence in the performance of this Agreement in all respects.

                  Section 11.12. REFORMATION AND SEVERABILITY. If any provision of this Agreement is invalid, illegal or unenforceable, that provision shall, to the extent possible, be modified in such manner as to be valid, legal and enforceable but so as to most nearly retain the intent of the parties hereto as expressed herein, and if such a modification is not possible, that provision shall be severed from this Agreement, and in either case the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

                  Section 11.13. REMEDIES CUMULATIVE. No right, remedy or election given by any term of this Agreement shall be deemed exclusive, but each shall be cumulative with all other rights, remedies and elections available at law or in equity.

                  Section 11.14. RESPECTING THE IPO. Each of the Company and the Stockholders acknowledges and agrees that: (a) no firm commitment, binding agreement or promise or other assurance of any kind, whether express or implied, oral or written, exists at the date hereof that the Registration Statement will become effective or that the IPO will occur at a particular price or within a particular range of prices or occur at all; (b) neither ARS or any of its Representatives nor any prospective underwriters in the IPO will have any liability to the Company, the Stockholders or any of their respective Affiliates or associates for any failure of (i) the Registration Statement to become effective (provided, however, that ARS will use its reasonable best efforts to cause the Registration

Statement to become effective prior to December 31, 1996) or (ii) the IPO to occur at a particular price or within a particular range of prices or to occur at all; and (c) the decision of Stockholders to enter into this Agreement, or to vote in favor of or consent to the Merger, has been or will be made independent of, and without reliance on, any statements, opinions or other communications of, or due diligence investigations that have been or will be made or performed by, any prospective underwriter relative to ARS or the IPO. The Underwriter shall have no obligation to any of the Company and the Stockholders or the Other Stockholders with respect to any disclosure contained in the Registration Statement.

                                   ARTICLE XII

                                   TERMINATION

                  Section 12.01. TERMINATION OF THIS AGREEMENT. (a) This Agreement may be terminated at any time prior to the Closing solely:

                  (i) by the mutual written consent of ARS and the Company;

                  (ii) by the Stockholders or the Company, on the one hand, or by ARS, on the other hand, if the transactions contemplated by this Agreement to take place at the Closing shall not have been consummated by December 31, 1996, unless the failure of such transactions to be consummated results from the willful failure of the party (or in the case of the Stockholders and the Company, any of them) seeking to terminate this Agreement to perform or adhere to any agreement required hereby to be performed or adhered to by it prior to or at the Closing or thereafter on the IPO Closing Date;

                  (iii) by the Stockholders or the Company, on the one hand, or by ARS, on the other hand, if a material breach or default shall be made by the other party (or in the case of the Stockholders and the Company, any of them) in the observance or in the due and timely performance of any of the covenants, agreements or conditions contained herein; or

                  (iv) by ARS if it is entitled to do so as provided in Section 6.08;

                  (b) This Agreement may be terminated after the Closing solely:

                  (i) by ARS or the Company if the Underwriting Agreement is terminated pursuant to its terms after the Closing and prior to the consummation of the IPO; or

                  (ii) automatically and without action on the part of any party hereto if the IPO is not consummated within 15 New York City business days after the date of the Closing.

                  (c) If this Agreement is terminated pursuant to this Section 12.01, the Merger will be deemed for all purposes to have been abandoned and of no force or effect. If this Agreement is terminated pursuant to this Section
12.01 after the Certificate of Merger has been filed with the

Secretary of State of the State of South Carolina, but before the IPO has been consummated, ARS will take all actions that Counsel for the Company and the Stockholders advises ARS are required by the applicable laws of the State of South Carolina in order to rescind the Merger.

                  Section 12.02. LIABILITIES IN EVENT OF TERMINATION. If this Agreement is terminated pursuant to Section 12.01, there shall be no liability or obligation on the part of any party hereto except (a) as provided in Section
11.07 and (b) to the extent that such liability is based on the breach by that party of any of its representations, warranties or covenants set forth in this Agreement.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                        AMERICAN RESIDENTIAL SERVICES, INC.


                                        By:
                                           C. Clifford Wright, Jr.
                                           Chief Executive Officer and President


                                        ARS ATLAS INC.


                                        By:
                                           C. Clifford Wright, Jr.
                                           Chief Executive Officer and President


                                        ATLAS SERVICES, INC.


                                        By:
                                           Gorden H. Timmons
                                           President

                                        STOCKHOLDERS:



                                           Gorden H. Timmons


                                           Gorden H. Timmons as Trustee
                                           under Gorden H. Timmons
                                           Retained Annuity Trust

                                         OTHER STOCKHOLDERS:

                                             *
                                            William Quick

                                             *
                                            Mark Strong


                                             *
                                            George Walker


                                             *
                                            John Lee


                                             *
                                            David Bowey


                                             *
                                            Jeff Long


                                             *
                                            Wyatt Hammack


                                             *
                                            Amanda Fogarty


                                             *
                                            Amy Timmons Mahoney


                                             *
                                            Melanie Berg


                                             *
                                            Marc Fogarty


                                             *
                                            Robert Childers

                                             *
                                            Elton Starling


                                             *
                                            Scott Stepp


                                             *
                                            Timothy Jay Browder


                                             *
                                            Victor Musmanno


                                             *
                                            William Strickland


                                             *
                                            Al Lewis


                                             *
                                            Ron Washington


*By:
       Gorden H. Timmons
       Attorney-in-Fact

                                   ADDENDUM 1

                                     to the

                      Agreement and Plan of Reorganization
                            dated as of June 13, 1996
                                  by and among
                      American Residential Services, Inc.,
                                 ARS Atlas Inc.,
                              Atlas Services, Inc.
                                       and
              the Stockholders and Other Stockholders named therein


                  A. Words and terms used in this Addendum which are defined in the captioned Agreement to which this is an Addendum are used herein as therein defined.

                  B.       The Founding Companies are:

                  Atlas Services, Inc.
                  Bullseye Air Conditioning, Inc.
                  Climatic Corporation of Vero Beach
                  DIAL ONE Meridian and Hoosier, Inc.
                  Enterprises Holding Company
                  Florida Heating and Air Conditioning, Inc.
                  Florida Heating and Air Conditioning Service, Inc. Florida Heating and Air Duct, Inc.
                  General Heating Engineering Company, Inc.

                                  SCHEDULE 2.03

                                     to the

                      Agreement and Plan of Reorganization
                            dated as of June 13, 1996
                                  by and among
                      American Residential Services, Inc.,
                                 ARS Atlas Inc.,
                              Atlas Services, Inc.
                                       and
              the Stockholders and Other Stockholders named therein


                  A. Words and terms used in this Schedule which are defined in the captioned agreement to which this Schedule is attached as Schedule 2.03 are used herein as defined therein.

                  B. The directors of the Surviving Corporation immediately after the Effective Time are as follows: Howard S. Hoover, Jr., William P. McCaughey and C. Clifford Wright, Jr.

                  C. The officers of the Surviving Corporation immediately following the Effective Time are as follows:

 President ...............................................Gorden H. Timmons
 Vice President and Assistant Secretary...................William P. McCaughey
 Vice President and Secretary ............................John D. Held

                                  SCHEDULE 2.04

                                     to the

                      Agreement and Plan of Reorganization
                            dated as of June 13, 1996
                                  by and among
                      American Residential Services, Inc.,
                                 ARS Atlas Inc.,
                              Atlas Services, Inc.
                                       and
              the Stockholders and Other Stockholders named therein


                  A. Words and terms used in this Schedule which are defined in the captioned Agreement to which this Schedule is attached as Schedule 2.04 are used herein as defined therein.

                  B. The name and address of each Stockholder and Other Stockholder are as follows:


STOCKHOLDERS                                  ADDRESS
                                              C/O ATLAS SERVICES, INC.
                                              3548 OSCAR JOHNSON DRIVE
GORDEN H. TIMMONS............................ CHARLESTON, SC 29405

GORDEN H. TIMMONS AS TRUSTEE                  C/O ATLAS SERVICES, INC.
UNDER GORDEN H. TIMMONS RETAINED              3548 OSCAR JOHNSON DRIVE
ANNUITY TRUST           ..................... CHARLESTON, SC 29405

OTHER STOCKHOLDERS:
                                              C/O ATLAS SERVICES, INC.
                                              3548 OSCAR JOHNSON DRIVE
WILLIAM R. QUICK............................. CHARLESTON, SC 29405
                                              C/O ATLAS SERVICES, INC.
                                              3548 OSCAR JOHNSON DRIVE
GEORGE M. WALKER............................. CHARLESTON, SC 29405
                                              C/O ATLAS SERVICES, INC.
                                              3548 OSCAR JOHNSON DRIVE
WYATT HAMMACK................................ CHARLESTON, SC 29405

STOCKHOLDERS                                  ADDRESS
                                              C/O ATLAS SERVICES, INC.
                                              3548 OSCAR JOHNSON DRIVE
MARK W. STRONG............................... CHARLESTON, SC 29405

                                              C/O ATLAS SERVICES, INC.
                                              3548 OSCAR JOHNSON DRIVE
AMY TIMMONS MAHONEY.......................... CHARLESTON, SC 29405

                                              C/O ATLAS SERVICES, INC.
                                              3548 OSCAR JOHNSON DRIVE
MELANIE BERG DEHAVER......................... CHARLESTON, SC 29405

                                              C/O ATLAS SERVICES, INC.
                                              3548 OSCAR JOHNSON DRIVE
MARC. T. FOGARTY............................. CHARLESTON, SC 29405

                                              C/O ATLAS SERVICES, INC.
                                              3548 OSCAR JOHNSON DRIVE
JEFFREY LONG................................. CHARLESTON, SC 29405

                                              C/O ATLAS SERVICES, INC.
                                              3548 OSCAR JOHNSON DRIVE
ELTON A. STARLING............................ CHARLESTON, SC 29405

                                              C/O ATLAS SERVICES, INC.
                                              3548 OSCAR JOHNSON DRIVE
SCOTT STEPP.................................. CHARLESTON, SC 29405

                                              C/O ATLAS SERVICES, INC.
                                              3548 OSCAR JOHNSON DRIVE
VICTOR MUSMANNO.............................. CHARLESTON, SC 29405

                                              C/O ATLAS SERVICES, INC.
                                              3548 OSCAR JOHNSON DRIVE
WILLIAM STRICKLAND........................... CHARLESTON, SC 29405

STOCKHOLDERS                                  ADDRESS
                                              C/O ATLAS SERVICES, INC.
                                              3548 OSCAR JOHNSON DRIVE
JOHN LEE..................................... CHARLESTON, SC 29405

                                              C/O ATLAS SERVICES, INC.
                                              3548 OSCAR JOHNSON DRIVE
DAVID BOWEY ................................. CHARLESTON, SC 29405

                                              C/O ATLAS SERVICES, INC.
                                              3548 OSCAR JOHNSON DRIVE
AMANDA FOGARTY .............................. CHARLESTON, SC 29405

                                              C/O ATLAS SERVICES, INC.
                                              3548 OSCAR JOHNSON DRIVE
ROBERT CHILDERS ............................. CHARLESTON, SC 29405

                                              C/O ATLAS SERVICES, INC.
                                              3548 OSCAR JOHNSON DRIVE
TIMOTHY JAY BROWDER ......................... CHARLESTON, SC 29405

                                              C/O ATLAS SERVICES, INC.
                                              3548 OSCAR JOHNSON DRIVE
AL LEWIS .................................... CHARLESTON, SC 29405

                                              C/O ATLAS SERVICES, INC.
                                              3548 OSCAR JOHNSON DRIVE
RON WASHINGTON .............................. CHARLESTON, SC 29405

                  C. SUBJECT TO INCREASE OR REDUCTION BY THE APPLICATION OF THE POSITIVE WORKING CAPITAL ADJUSTMENT OR THE NEGATIVE WORKING CAPITAL ADJUSTMENT, AS THE CASE MAY BE, THE AGGREGATE MERGER CONSIDERATION WILL BE COMPRISED OF (1) $5,000,000 IN CASH AND (2) SUCH NUMBER OF WHOLE AND FRACTIONAL SHARES OF ARS COMMON STOCK AS SHALL EQUAL THE QUOTIENT OF (A) $21,000,000 DIVIDED BY (B) THE IPO PRICE, AND THE STOCKHOLDERS AND THE OTHER STOCKHOLDERS WILL BE ENTITLED TO RECEIVE THE MERGER CONSIDERATION PURSUANT TO SECTION 2.04 AS FOLLOWS:

                                   SHARES OF
                                   PRE-MERGER                     SHARE OF
                                    COMPANY                MERGER CONSIDERATION
                                    COMMON     PRO RATA    -------------------
                                  STOCK OWNED   SHARE       CASH         STOCK
                                     ------    --------    ---------   --------
STOCKHOLDERS:
GORDEN H. TIMMONS ................   12,000     49.376      80.0000%    39.8068%
                                     ------    --------    ---------   --------
GORDEN H. TIMMONS AS
   TRUSTEE UNDER GORDEN H ........
   TIMMONS RETAINED
   ANNUITY TRUST .................    8,000     32.917      19.6276     37.0709
                                     ------    --------    ---------   --------
OTHER STOCKHOLDERS:


   William R. Quick ..............      702     2.8885        --         3.7911
                                     ------    --------    ---------   --------
   George M. Walker ..............      838     3.4481        --         4.5257
                                     ------    --------    ---------   --------
   Wyatt Hammack .................      992     4.0818        --         5.3574
                                     ------    --------    ---------   --------
   Mark W. Strong ................      202      0.8311        --        1.0972
                                     ------    --------    ---------   --------
   Amy Timmons Mahoney ...........      243      0.9998        --        1.3123
                                     ------    --------    ---------   --------
   Melanie Berg DeHaven ..........       30      0.1234        --        0.1620
                                     ------    --------    ---------   --------
   Marc T. Fogarty ...............       18      0.0741        --        0.0972
                                     ------    --------    ---------   --------
   Jeffrey Long ..................      441      1.8145        --        2.3817
                                     ------    --------    ---------   --------
   Elton A. Starling .............       54      0.2221        --        0.2916
                                     ------    --------    ---------   --------
   Scott Stepp ...................       23      0.0946        --        0.1242
                                     ------    --------    ---------   --------
   Victor Musmanno ...............       19      0.0781        --        0.1026
                                     ------    --------    ---------   --------
   William Strickland ............       14      0.0576        --        0.0756
                                     ------    --------    ---------   --------
   John Lee ......................      198       0.814       0.3421     0.9624
                                     ------    --------    ---------   --------
   David Bowey ...................       30      0.1234        --        0.1620
                                     ------    --------    ---------   --------
   Amanda Fogarty ................      344      1.4155        --        1.8578
                                     ------    --------    ---------   --------
   Robert Childers ...............       59      0.2428        --        0.3186
                                     ------    --------    ---------   --------
   Timothy Jay Browder ...........        6      0.2477        --        0.0324
                                     ------    --------    ---------   --------
   Al Lewis ......................       83      0.3415        --        0.4482
                                     ------    --------    ---------   --------
   Ron Washington ................        7       0.028       0.0302     0.0283
                                     ------    --------    ---------   --------

                                     24,303      100.00%     100.00%     100.00%
                                     ------    --------    ---------   --------

                                  SCHEDULE 3.01

                                     TO THE

                      AGREEMENT AND PLAN OF REORGANIZATION
                            DATED AS OF JUNE 13, 1996
                                  BY AND AMONG
                      AMERICAN RESIDENTIAL SERVICES, INC.,
                                 ARS ATLAS INC.,
                              ATLAS SERVICES, INC.
                                       AND
              THE STOCKHOLDERS AND OTHER STOCKHOLDERS NAMED THEREIN

                  A. WORDS AND TERMS USED IN THIS SCHEDULE WHICH ARE DEFINED IN THE CAPTIONED AGREEMENT TO WHICH THIS SCHEDULE IS ATTACHED AS SCHEDULE 3.01 ARE USED HEREIN AS THEREIN DEFINED.

                  B. EACH STOCKHOLDER IS AN "ACCREDITED INVESTOR" AS DEFINED IN SECURITIES ACT RULE 501(A).

                  C. NONE OF THE OTHER INVESTORS IS AN "ACCREDITED INVESTOR" AS DEFINED IN SECURITIES ACT RULE 501(A), BUT IS REPRESENTED BY GLENN D. GIBBONS, CPA, 1417 REMOUNT ROAD, NORTH CHARLESTON, SOUTH CAROLINA 29406-3306, WHO IS ACTING AS HIS OR HER PURCHASER REPRESENTATIVE.

                                  SCHEDULE 3.02

                                     TO THE

                      AGREEMENT AND PLAN OF REORGANIZATION
                            DATED AS OF JUNE 13, 1996
                                  BY AND AMONG
                      AMERICAN RESIDENTIAL SERVICES, INC.,
                                 ARS ATLAS INC.,
                              ATLAS SERVICES, INC.
                                       AND
                          THE STOCKHOLDER NAMED THEREIN

                  A. WORDS AND TERMS USED IN THIS SCHEDULE WHICH ARE DEFINED IN THE CAPTIONED AGREEMENT TO WHICH THIS SCHEDULE IS ATTACHED AS SCHEDULE 3.02 ARE USED HEREIN AS DEFINED THEREIN.

                  B. THE RECORD AND BENEFICIAL OWNERS OF THE COMPANY CAPITAL STOCK AND ALL LIENS ON SUCH STOCK ARE AS FOLLOWS:


              OWNER                         SHARES                      LIENS
              -----                         ------                      -----
SEE PARAGRAPH (C) OF SCHEDULE 2.04                                       NONE
- ----------------------------------                                       ----

                                  SCHEDULE 3.07

                                     TO THE

                      AGREEMENT AND PLAN OF REORGANIZATION
                            DATED AS OF JUNE 13, 1996
                                  BY AND AMONG
                      AMERICAN RESIDENTIAL SERVICES, INC.,
                                 ARS ATLAS INC.,
                              ATLAS SERVICES, INC.
                                       AND
                          THE STOCKHOLDER NAMED THEREIN

                  A. WORDS AND TERMS USED IN THIS SCHEDULE WHICH ARE DEFINED IN THE CAPTIONED AGREEMENT TO WHICH THIS SCHEDULE IS ATTACHED AS SCHEDULE 3.07 ARE USED HEREIN AS DEFINED THEREIN.

                  B. THE STOCKHOLDER IS, ALONE OR WITH ONE OR MORE OTHER PERSONS, THE CONTROLLING AFFILIATE OF THE FOLLOWING ENTITIES, BUSINESSES OR TRADES (OTHER THAN THE COMPANY AND THE COMPANY SUBSIDIARIES, IF THE STOCKHOLDER IS AN AFFILIATE OF THE COMPANY) THAT (A) ARE ENGAGED IN ANY LINE OF BUSINESS WHICH IS THE SAME AS OR SIMILAR TO ANY LINE OF BUSINESS IN WHICH THE COMPANY OR ANY COMPANY SUBSIDIARY IS ENGAGED OR (B) ARE, OR HAVE WITHIN THE THREE-YEAR PERIOD ENDING ON THE DATE OF THIS AGREEMENT, ENGAGED IN ANY TRANSACTION WITH THE COMPANY OR ANY COMPANY SUBSIDIARY, EXCEPT FOR TRANSACTIONS IN THE ORDINARY COURSE OF BUSINESS OF THE COMPANY OR THAT COMPANY SUBSIDIARY:

                                      NONE

                                  SCHEDULE 4.11

                                     TO THE

                      AGREEMENT AND PLAN OF REORGANIZATION
                            DATED AS OF JUNE 13, 1996
                                  BY AND AMONG
                      AMERICAN RESIDENTIAL SERVICES, INC.,
                                 ARS ATLAS INC.,
                              ATLAS SERVICES, INC.
                                       AND
              THE STOCKHOLDERS AND OTHER STOCKHOLDERS NAMED THEREIN

                  A. WORDS AND TERMS USED IN THIS SCHEDULE WHICH ARE DEFINED IN THE CAPTIONED AGREEMENT TO WHICH THIS SCHEDULE IS ATTACHED AS SCHEDULE 4.11 ARE USED HEREIN AS DEFINED THEREIN.

                  B. THE FOLLOWING RELATED PARTY AGREEMENTS WILL BE PERMITTED TO CONTINUE IN EFFECT PAST THE DATE OF THE CLOSING IN ACCORDANCE WITH THEIR RESPECTIVE TERMS, PROVIDED THAT (I) EACH OF THOSE AGREEMENTS SHALL CONTAIN, OR SHALL BE AMENDED TO CONTAIN, A PROVISION TO THE EFFECT THAT THE RENTALS PAYABLE BY OR TO THE COMPANY THEREUNDER ALWAYS SHALL BE NO HIGHER, AND MAY BE LOWER, THAN FAIR MARKET RENTALS AS DETERMINED FROM TIME TO TIME BY AN INDEPENDENT APPRAISER SELECTED BY ARS:

                  (1) LEASE DATED AS OF MAY 11, 1995 BETWEEN BLUEBERRY HILL LIMITED LIABILITY COMPANY ("BLUEBERRY") AND THE COMPANY.

                  (2) LEASE DATED AS OF DECEMBER 15, 1995 BETWEEN BLUEBERRY AND THE COMPANY.


                  (3) LEASE DATED AS OF NOVEMBER 9, 1995 BETWEEN GTM PARTNERSHIP AND GOLDEN TRIANGLE MECHANICAL, INC., A WHOLLY OWNED SUBSIDIARY OF THE COMPANY.

                  (4) LEASING AGENT AGREEMENT BETWEEN COASTLINE REALTY, INC. AND THE COMPANY.

                                  SCHEDULE 6.04

                                     TO THE

                      AGREEMENT AND PLAN OF REORGANIZATION
                            DATED AS OF JUNE 13, 1996
                                  BY AND AMONG
                      AMERICAN RESIDENTIAL SERVICES, INC.,
                                 ARS ATLAS INC.,
                              ATLAS SERVICES, INC.
                                       AND
                          THE STOCKHOLDER NAMED THEREIN

                  A. WORDS AND TERMS USED IN THIS SCHEDULE WHICH ARE DEFINED IN THE CAPTIONED AGREEMENT TO WHICH THIS SCHEDULE IS ATTACHED AS SCHEDULE 6.04 ARE USED HEREIN AS DEFINED THEREIN.

                  B. THE COMPANY AND THE COMPANY SUBSIDIARIES MAY MAKE THE FOLLOWING RESTRICTED PAYMENTS PRIOR TO THE EFFECTIVE TIME:

                                      NONE

                                  SCHEDULE 6.12

                                     TO THE

                      AGREEMENT AND PLAN OF REORGANIZATION
                            DATED AS OF JUNE 13, 1996
                                  BY AND AMONG
                      AMERICAN RESIDENTIAL SERVICES, INC.,
                                 ARS ATLAS INC.,
                              ATLAS SERVICES, INC.
                                       AND
                          THE STOCKHOLDER NAMED THEREIN

                  A. WORDS AND TERMS USED IN THIS SCHEDULE WHICH ARE DEFINED IN THE CAPTIONED AGREEMENT TO WHICH THIS SCHEDULE IS ATTACHED AS SCHEDULE 6.12 ARE USED HEREIN AS DEFINED THEREIN.

                  B. THE COMPANY WILL MAKE ALL ARRANGEMENTS AND TAKE ALL SUCH ACTIONS AS ARE NECESSARY AND SATISFACTORY TO ARS TO DISPOSE, PRIOR TO THE EFFECTIVE TIME, OF THE FOLLOWING ASSETS:

                  1.     FORD WINDSTAR

                  2.     CADILLAC STS

                  3.     CHEVROLET TAHOE

                  4.     CESSNA 421 AIRPLANE

                                  SCHEDULE 8.05

                                     TO THE

                      AGREEMENT AND PLAN OF REORGANIZATION
                            DATED AS OF JUNE 13, 1996
                                  BY AND AMONG
                      AMERICAN RESIDENTIAL SERVICES, INC.,
                                 ARS ATLAS INC.,
                              ATLAS SERVICES, INC.
                                       AND
                          THE STOCKHOLDER NAMED THEREIN

                  A. WORDS AND TERMS USED IN THIS SCHEDULE WHICH ARE DEFINED IN THE CAPTIONED AGREEMENT TO WHICH THIS SCHEDULE IS ATTACHED AS SCHEDULE 8.05 ARE USED HEREIN AS DEFINED THEREIN.

                  B. AT OR WITHIN 60 DAYS FOLLOWING THE EFFECTIVE TIME, ARS WILL CAUSE THE FOLLOWING STOCKHOLDER GUARANTIES TO BE TERMINATED:

                  1. ALL GUARANTEES RELATING TO VEHICLE LOANS.

                  2. ALL GUARANTEES RELATING TO LINE OF CREDIT WITH NBSC.

                  3. ALL GUARANTEES RELATING TO MORTGAGES ON ATLAS REAL PROPERTY BBET.

                  4. GUARANTY FOR CDC FLOOR PLAN FINANCING.

                  5. GUARANTEES FOR OTHER ATLAS SUPPLIERS.